                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        The Yankee Candle Company, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                        THE YANKEE CANDLE COMPANY, INC.
                              16 YANKEE CANDLE WAY
                      SOUTH DEERFIELD, MASSACHUSETTS 01373
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of THE YANKEE CANDLE COMPANY, INC. (the "Company"), a Massachusetts corporation, will be held on Wednesday, June 11, 2003, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 &
10), South Deerfield, Massachusetts (adjacent to the Company's South Deerfield flagship store), to consider and act upon the following matters:

          1. To elect Class I directors for the ensuing three years;

          2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending January 3, 2004; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 2003 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof.

     We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience.

     All stockholders are cordially invited to attend the meeting.

                                             By Order of the Board of Directors,

                                             CRAIG W. RYDIN
                                             Chairman and Chief Executive
                                             Officer

South Deerfield, Massachusetts
April 25, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                        THE YANKEE CANDLE COMPANY, INC.
                              16 YANKEE CANDLE WAY
                      SOUTH DEERFIELD, MASSACHUSETTS 01373
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                  FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2003

                              GENERAL INFORMATION

     The enclosed proxy is solicited by the Board of Directors of THE YANKEE CANDLE COMPANY, INC. (the "Company"), a Massachusetts corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 11, 2003, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 & 10), South Deerfield, Massachusetts (adjacent to the Company's South Deerfield flagship store), and at any adjournment or adjournments thereof.

     All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised, by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended December 28, 2002 ("Fiscal 2002") is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 25, 2003.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, THE YANKEE CANDLE COMPANY, INC., 16 YANKEE CANDLE WAY, SOUTH DEERFIELD, MASSACHUSETTS 01373. COPIES ARE ALSO AVAILABLE ON THE INTERNET AT BOTH THE COMPANY'S WEB SITE (WWW.YANKEECANDLE.COM) AND THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION'S EDGAR DATABASE WEB SITE (WWW.SEC.GOV).

QUORUM AND VOTE REQUIREMENT

     Stockholders of record at the close of business on April 17, 2003 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 54,359,460 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding, constituting all of the outstanding voting stock of the Company. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The ratification of the selection of independent auditors requires the affirmative vote of the holders of shares representing a majority of votes cast on the matter.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the directors and the ratification of the selection of independent auditors).

                               STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 1, 2003 unless indicated otherwise, certain information concerning the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock; (ii) each of the Company's current directors; (iii) each of the Company's Named Executive Officers (as defined below under "Compensation of Executive Officers"); and (iv) all current executive officers and directors as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before April 30, 2003 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. Any shares which a person or entity has the right to acquire on or before April 30, 2003 are deemed to be outstanding for purposes of computing the percentage of outstanding shares of Common Stock held by that person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                           BENEFICIAL OWNERSHIP TABLE

                                                        SHARES OF COMMON     PERCENTAGE OF
                                                       STOCK BENEFICIALLY     OUTSTANDING
NAME OF BENEFICIAL OWNER                                     OWNED          COMMON STOCK(1)
------------------------                               ------------------   ---------------
5% STOCKHOLDERS:
Forstmann Little & Co. Equity Partnership-V,
  L.P.(2)............................................      13,143,000            24.2%
Forstmann Little & Co. Subordinated Debt and Equity
  Management Buyout Partnership-VI, L.P.(2)..........       8,655,146            15.9%
Chieftain Capital Management, Inc.(3)................       5,540,944            10.2%
CURRENT DIRECTORS:
Theodore J. Forstmann(2).............................      21,798,146            40.1%
Sandra J. Horbach(2).................................      21,798,146            40.1%
Jamie C. Nicholls(2).................................               0               *
Dale F. Frey(4)......................................          25,576               *
Michael F. Hines(5)..................................               0               *
Craig W. Rydin(6)....................................         271,880               *
Michael S. Ovitz(7)..................................         119,229               *
Ronald L. Sargent(8).................................          67,689               *
Robert R. Spellman...................................         451,234               *
Emily Woods(9).......................................          48,857               *
OTHER NAMED EXECUTIVE OFFICERS:
Gail M. Flood(10)....................................         315,816               *
Paul J. Hill(11).....................................          33,850               *
Harlan M. Kent(12)...................................          17,500               *
All Current Directors and Current Executive Officers
  as a Group (15 persons)(13)........................      23,187,316            42.7%

---------------

  * The percentage of shares of Common Stock beneficially owned does not exceed one percent (1%) of the outstanding shares of Common Stock.

 (1) There were 54,359,460 shares of Common Stock outstanding on March 1, 2003.

 (2) The general partner of Forstmann Little & Co. Equity Partnership-V, L.P., a Delaware limited partnership ("Equity-V"), is FLC XXX Partnership, L.P., a New York limited partnership ("FLC XXX Partnership") of which Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister and Winston W. Hutchins are general partners. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., a

     Delaware limited partnership ("MBO-VI"), is FLC XXIX Partnership, L.P., a New York limited partnership of which Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls and Gordon A. Holmes are general partners. Accordingly, each of the individuals named above, other than Mr. Lister, with respect to MBO-VI, and Ms. Nichols and Mr. Holmes with respect to Equity-V and MBO-VI, for the reasons described below, may be deemed the beneficial owners of shares owned by MBO-VI and Equity-V and, for purposes of this table, beneficial ownership is included. Mr. Lister, with respect to MBO-VI, and Ms. Nicholls and Mr. Holmes, with respect to Equity-V and MBO-VI, do not have any voting or investment power with respect to, or any economic interest in, the shares of Common Stock held by MBO-VI or Equity-V; and, accordingly, Mr. Lister, Ms. Nicholls and Mr. Holmes are not deemed to be the beneficial owners of these shares. Mr. Frey is a member of the Forstmann Little Advisory Board and, as such, has an economic interest in the Forstmann Little partnerships. FLC XXX Partnership is a limited partner of Equity-V. None of the other limited partners in each of MBO-VI and Equity-V is otherwise affiliated with the Company, or Forstmann Little & Co. The address of Equity-V and MBO-VI is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153. The address for Mr. Theodore J. Forstmann, Ms. Sandra
     J. Horbach, Messrs. Thomas H. Lister, Winston W. Hutchins and Gordon A. Holmes, and Ms. Jamie C. Nicholls is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153.

 (3) The information is based solely on a Schedule 13G, dated February 12, 2003, filed with the SEC by Chieftain Capital Management, Inc. ("Chieftain"). Chieftain has investment discretion with respect to the shares of Common Stock listed. Chieftain's clients and principals are the direct owners of such securities, and Chieftain does not have any economic interest in such securities. Such clients and principals have the sole right to receive dividends from, and the proceeds from the sale of, such securities. No such client or principal has an interest that relates to more than 5% of the class. The address of Chieftain is 12 East 49th Street, New York, NY 10017.

 (4) Includes 6,666 shares subject to options. In addition, Mr. Frey, although not a general partner of Equity-V, may be deemed to be the beneficial owner of (i) 15,750 shares owned by Equity-V and (ii) 3,150 shares by virtue of compensation arrangements relating to his service as a member of the Forstmann Little Advisory Board, and for purposes of this table beneficial ownership of such shares is included.

 (5) Mr. Hines was elected to the Board of Directors in February 2003.

 (6) Includes 21,880 shares of restricted Common Stock and 250,000 shares subject to options.

 (7) Includes 40,479 shares subject to options. In addition, although not a general partner of Equity-V, Mr. Ovitz may be deemed a beneficial owner of 78,750 shares owned by Equity-V and, for purposes of this table, beneficial ownership of such shares is included.

 (8) Includes 62,189 shares subject to options.

 (9) Represents 48,857 shares subject to options.

(10) Does not include 157,908 shares beneficially owned by Mr. Harry Flood, Ms. Gail Flood's husband.

(11) Includes 33,750 shares subject to options.

(12) Represents shares subject to options.

(13) Includes 493,857 shares subject to options.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. At this Annual Meeting, the Company will be electing three Class I directors.

     Currently there are four Class I directors, whose terms expire at this Annual Meeting of Stockholders, three Class II directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending January 3, 2004 ("Fiscal 2003"), and three Class III directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending January 1, 2005 ("Fiscal 2004") (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors. Each of the Forstmann Little partnerships (Equity-V and MBO-VI) has a contractual right, for so long as it owns any shares of the Company's Common Stock, to designate a nominee for election to the Board of Directors, and the Company is obligated to solicit proxies in favor of such nominee and to use reasonable efforts to cause such person to be elected as a director.

     The persons named in the enclosed proxy will vote to elect THEODORE J. FORSTMANN, JAMIE C. NICHOLLS AND ROBERT R. SPELLMAN as Class I directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Forstmann, Ms. Nicholls and Mr. Spellman are currently Class I directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

     Michael S. Ovitz is also currently a Class I director. Mr. Ovitz's term expires as of the date of this Annual Meeting. Mr. Ovitz has requested that he not stand for re-election to another three-year term in order to devote more time to other endeavors. The Board of Directors is currently considering potential candidates to succeed Mr. Ovitz as a member of the Board. If the Board is able to identify a suitable candidate prior to this Annual Meeting, the Board currently intends to nominate that person (the "eventual nominee") for election by the stockholders as a Class I director at the Annual Meeting (along with Messrs. Forstmann and Spellman and Ms. Nicholls). Because the eventual nominee has not yet been identified, the Company is not able to provide any information about him or her in this Proxy Statement. Therefore, this Proxy Statement does not solicit proxies to vote in favor of the eventual nominee and, under the rules of the SEC, the persons named in the enclosed proxy may not use the discretionary authority granted by the proxy to vote for the eventual nominee. However, stockholders present at the Annual Meeting, including the Forstmann Little partnerships, may vote their shares for the election of the eventual nominee if they so choose.

     Set forth below are the names and certain information with respect to each director of the Company.

NOMINEES FOR CLASS I DIRECTORS

     THEODORE J. FORSTMANN has been a director of the Company since April 1999. Mr. Forstmann has been a general partner of FLC XXIX Partnership, L.P., a general partner of Forstmann Little & Co., since he co-founded Forstmann Little & Co. in 1978. He also serves as a director of McLeodUSA Incorporated and Community Health Systems, Inc. Mr. Forstmann is 63 years old.

     JAMIE C. NICHOLLS has been a director of the Company since June 2000. Ms. Nicholls has been a general partner of FLC XXIX Partnership, L.P., a general partner of Forstmann Little & Co., since January 2000. Ms. Nicholls joined Forstmann Little & Co. as an associate in 1995. Prior to joining Forstmann Little & Co., she was an associate in Goldman, Sachs & Co.'s principal investment area from 1993 to 1995. Ms. Nicholls is 36 years old

     ROBERT R. SPELLMAN has been a director of the Company since June 2002. Mr. Spellman is the Senior Vice President, Finance and Chief Financial Officer of the Company. Prior to joining Yankee Candle in November 1998, Mr. Spellman was Senior Vice President of Finance of Staples, Inc. from 1988 through 1994, and Chief Financial Officer of Star Markets Company, Inc. from 1994 through 1998. Mr. Spellman is 55 years old.

CLASS I DIRECTOR (NOT STANDING FOR RE-ELECTION)

     MICHAEL S. OVITZ has been a director of the Company since April 1999. Mr. Ovitz is a Principal of CKE Associates, an entertainment management company. Prior to CKE Associates, Mr. Ovitz served as a Principal of Artists Management Group, a management/production/multi-media company which he co-founded in 1998. From October 1995 to December 1996, Mr. Ovitz was President of The Walt Disney Company. From 1975 to 1995, Mr. Ovitz served as Chairman of Creative Artists Agency, which he co-founded. Mr. Ovitz is 56 years old.

CLASS II DIRECTORS

     DALE F. FREY has been a director of the Company since June 2001. Mr. Frey, now retired, served as Chairman of the Board and President of General Electric Investment Corp. from 1984 through 1997. He also served as Vice President and Treasurer of General Electric Company from 1980 to 1984 and again from 1986 to 1994. Mr. Frey is also a director of Praxair, Inc., Roadway Express Inc., Aftermarket Technology Corp., Community Health Systems, Inc., and McLeodUSA Incorporated. Mr. Frey is 70 years old.

     MICHAEL F. HINES has been a director of the Company since February 2003. Mr. Hines is the Chief Financial Officer and Chief Administrative Officer of Dick's Sporting Goods, Inc. Prior to joining Dick's Sporting Goods in 1995, Mr. Hines served with Staples, Inc. from 1990-1995, most recently as Vice President, Finance. Prior to joining Staples, Mr. Hines spent twelve years in public accounting, the last eight years with Deloitte & Touche LLP from 1982 through 1990. Mr. Hines is 46 years old.

     RONALD L. SARGENT has been a director of the Company since May 1999. Mr. Sargent is currently the Chief Executive Officer of Staples, Inc., after serving as President and Chief Operating Officer since November 1998. Prior to that time, he served in various capacities since joining Staples in March 1989, including President - North American Operations from October 1997 to November 1998, President - Staples Contract & Commercial from June 1994 to October 1997, and Vice President - Staples Direct and Executive Vice President - Contract & Commercial from September 1991 until June 1994. Mr. Sargent also serves as a director of Staples, Inc. Mr. Sargent is 47 years old.

CLASS III DIRECTORS

     SANDRA J. HORBACH has been a director of the Company since May 1998. She has been a general partner of FLC XXIX Partnership, L.P. since 1993. She also serves as a director of Community Health Systems, Inc. Ms. Horbach is 42 years old.

     CRAIG W. RYDIN is the Chairman of the Board of Directors, a position to which he was appointed in February 2003, and has been a director of the Company since April 2001. Mr. Rydin joined the Company in April 2001 and serves as the President and Chief Executive Officer. Prior to joining the Company, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he had held since 1998. From 1996 to 1998 Mr. Rydin served as the President of the Godiva Chocolates division of Campbell. Prior to Godiva, Mr. Rydin had held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin is 51 years old.

     EMILY WOODS has been a director of the Company since April 1999. She is the co-founder and a member of the Board of Directors of J. Crew Group, Inc., an apparel company, where she has been employed since 1983. Ms. Woods is 41 years old.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during Fiscal 2002. During Fiscal 2002, each of the Company's current directors attended 75% or more of the aggregate number of Board meetings held while he or she served as a director, and of the committees of the Board on which he or she served, with the exception of Michael Ovitz who was unable to attend two of the meetings of the Board.

  COMMITTEES OF THE BOARD

     The Board of Directors is responsible for the general supervision and oversight of the affairs of the Company. In order to assist it in carrying out these duties, the Board has established and delegated certain authority to the following standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee.

     Audit Committee

     The current members of the Audit Committee of the Board of Directors are Dale F. Frey (Chair), Michael F. Hines, Ronald L. Sargent and Emily Woods. Mr. Sargent and Ms. Woods have each served on the Audit Committee since 1999. Mr. Frey has served as a member of the Audit Committee since June 2001 and Mr. Hines joined the Committee in February 2003. The Audit Committee met seven times during Fiscal 2002.

     The Audit Committee assists the Board of Directors in its oversight of the Company's financial statements and its internal accounting policies and procedures. The Audit Committee's duties include (i) the selection of the Company's independent outside auditor, (ii) the direct supervision of the services to be provided by the independent auditor, including the review of the scope and results of the audit performed by the independent auditor and the compensation for such services, (iii) the approval of audit and permitted non-audit services to be provided by the independent auditor, (iv) the review the Company's financial statements, earnings releases and other financial reporting, (v) the review, evaluation and oversight of the Company's internal accounting policies, standards and procedures, including its internal audit processes and its system of internal controls and disclosure controls and practices, and (vi) the performance of such other functions as may from time to time be delegated to it by the Board of Directors.

     The Board of Directors has determined with respect to each of the members of the Audit Committee that such member (i) has no relationship with the Company or any affiliate thereof which in the opinion of the Board would interfere with his or her exercise of independent judgment or independence from management in carrying out the responsibilities of a director or an Audit Committee member and otherwise constitutes an independent director as defined by the rules of the New York Stock Exchange, (ii) is financially literate, as interpreted by the Board, in accordance with the requirements of the New York Stock Exchange, and (iii) has the requisite accounting or related financial management expertise, as interpreted by the Board, to serve on the Audit Committee and to satisfy the requirements of the New York Stock Exchange. The Board has further determined that both Mr. Frey and Mr. Hines constitute "financial experts" as defined under applicable SEC rules.

     Compensation Committee

     The current members of the Compensation Committee of the Board of Directors are Sandra J. Horbach (Chair), Theodore J. Forstmann and Jamie C. Nicholls. Mr. Forstmann and Ms. Horbach have each served on the Compensation Committee since April 1999. Ms. Nicholls has served as a member of the Committee since June 2001. The Compensation Committee met four times during Fiscal 2002.

     The Compensation Committee assists the Board of Directors in its oversight of the Company's executive compensation policies and practices. The Committee has the authority to take all actions necessary or desirable to administer the Company's equity compensation plans, including selecting participants, granting options, construing and interpreting the terms of such plans and establishing from time to time, such regulations, provisions, procedures and conditions regarding options and awards under such plans as may be advisable, to determine the cash compensation of the Company's executive officers and to perform such other functions as may from time to time be delegated to it by the Board of Directors.

     Nominating and Governance Committee

     The current members of the Company's Nominating and Corporate Governance Committee are Ronald L. Sargent (Chair), Sandra J. Horbach and Craig W. Rydin. The Nominating and Governance Committee was established by the Board in September 2002 and each of the current members has served on the Committee since its inception. Prior to September 2002, the duties of the Committee were carried out by the full Board of Directors. The Nominating and Governance Committee acted only through written consent in Fiscal 2002.

     The Nominating and Governance Committee assists the Board of Directors in identifying and recommending qualified candidates for election as directors to the Board and in developing and reviewing the corporate governance policies and principles of the Company and the Board. The Nominating and Governance Committee's duties include (i) the identification and recommendation to the Board of individuals qualified to become directors, (ii) the making of recommendations to the Board as to the composition of the various committees of the Board, (iii) the development and recommendation to the Board of corporate governance guidelines, policies and practices applicable to the Company and the functioning of the Board as a whole and (iv) oversight of the evaluation of the Board and its committees. Any stockholder desiring to submit a candidate for consideration by the Nominating and Governance Committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to: Nominating and Governance Committee, c/o The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373, Attn: General Counsel.

     Executive Committee

     The current members of the Executive Committee of the Board of Directors are Theodore J. Forstmann, Sandra J. Horbach and Craig W. Rydin. Mr. Forstmann and Ms. Horbach have served on the Executive Committee since 1999 and Mr. Rydin joined the Committee in March 2001. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors to the extent permitted by law. The Executive Committee meets only as necessary and all actions taken are reported to the Board at the next Board of Directors meeting. The Executive Committee did not formally meet in Fiscal 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the Compensation Committee members have been officers or employees of the Company or its subsidiaries. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of another entity, one of whose executive officers served as a member of the Board of Directors or Compensation Committee of the Company. Each of the members of the Compensation Committee are general partners in partnerships affiliated with the Forstmann Little partnerships.

COMPENSATION OF DIRECTORS

     Directors who are neither employees of the Company nor general partners in the Forstmann Little partnerships have been granted options to purchase Common Stock in connection with their election to the Board of Directors of the Company. Mr. Michael S. Ovitz and Ms. Emily Woods each received options to purchase 48,857 shares of the Company's Common Stock at $4.25 per share in 1998. These options vested ratably over a three-year period and are now fully vested. Mr. Ronald L. Sargent received an option to purchase 48,857 shares of Common Stock at $18.00 per share in 1999. This option was immediately exercisable. Mr. Sargent received an additional option to purchase 20,000 shares of the Company's Common Stock at $14.09 per share in 2001, which option vests ratably over a three year period. Mr. Dale F. Frey received an option to purchase 20,000 shares of the Company's Common Stock at $16.20 per share in 2001, which option vests ratably over a three year period. Mr. Hines received an option to purchase 20,000 shares of the Company's Common Stock at $16.05 per share in 2003, which option vests ratably over a four year period.

     Under the policies and practices in effect throughout Fiscal 2002, directors did not receive any fees for serving on the Company's Board, but were reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and committees. The Company has adopted a new Director Compensation Plan (the "Plan"), effective as of the beginning of Fiscal 2003, pursuant to which directors who are neither employees of the Company nor general partners in the Forstmann Little partnerships ("eligible directors") are entitled to receive, subject to the terms of the Plan, (i) an annual retainer of $12,000 payable in four equal installments over the course of the year, (ii) a fee equal to $2,500 for each meeting of the Board which the eligible director personally attends, and $1,250 for each meeting of the Board in which the eligible director participates by telephone, and (iii) a fee equal to $1,250 for each meeting of a committee of which the eligible director is a member which the eligible director personally attends, and $625 for each such committee meeting in which the eligible director participates by telephone. Eligible directors who serve as a Chair of a committee are paid an additional fee of $2,000 per year, payable in four equal installments over the course of the year. In addition to the foregoing cash compensation, the Plan provides for each eligible director to receive an annual option grant to purchase 1,250 shares of the Company's Common Stock for each regularly scheduled Board meeting attended by the eligible director during the applicable calendar year (beginning with Fiscal 2003), up to a maximum of 5,000 shares per year in the aggregate. The applicable options shall be granted under the existing Yankee Candle 1999 Stock Option and Award Plan. The exercise price of the option shall be the closing price of the Company's Common Stock as reported by the New York Stock Exchange on the day immediately preceding the date on which the option is granted, and such option shall vest ratably over a four year period. The Company intends to grant such options during the following year, on the date of the first regularly scheduled Board meeting following the release of the Company's fourth quarter earnings.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth information concerning the compensation for services rendered to the Company for Fiscal 2002, the fiscal year ended December 29, 2001 ("Fiscal 2001") and the fiscal year ended December 30, 2000 ("Fiscal 2000"), of the Company's Chief Executive Officer and the four other most highly paid executive officers during Fiscal 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                            COMPENSATION(2)
                                                                                 AWARDS
                                                                        ------------------------
                                               ANNUAL COMPENSATION(1)   RESTRICTED    SECURITIES
NAME AND                              FISCAL   ----------------------     STOCK       UNDERLYING      ALL OTHER
PRINCIPAL POSITION                     YEAR     SALARY      BONUS(3)      AWARDS      OPTIONS(#)   COMPENSATION(4)
------------------                    ------   ---------    ---------   ----------    ----------   ---------------
Craig W. Rydin(5)...................   2002    $386,923     $377,250           --           --        $296,315
  Chairman, President and              2001     242,308      174,462     $460,950(6)   500,000         309,261
  Chief Executive Officer              2000          --           --           --           --              --
Robert R. Spellman..................   2002     290,865      180,336           --       18,000          20,000
  Senior Vice President, Finance       2001     275,000(7)    68,750           --           --          20,000
  and Chief Financial Officer          2000     268,942            0           --           --               0
Gail M. Flood.......................   2002     237,981       98,167           --       15,000          23,000
  Senior Vice President,               2001     224,038       56,010           --           --          20,000
  Retail                               2000     200,000            0           --           --           2,000
Harlan M. Kent(8)...................   2002     229,815      183,852           --       25,000          52,360
  Senior Vice President,               2001     122,692       44,000           --       70,000          97,141
  Wholesale                            2000          --           --           --           --              --
Paul J. Hill(9).....................   2002     216,154      134,015           --       18,000          41,442
  Senior Vice President,               2001     203,500       50,875           --       15,000          23,511
  Supply Chain                         2000      51,538       55,000           --       60,000          32,430

---------------

(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for each executive officer for each fiscal year shown.

(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(3) Represents amounts paid under the Company's Management Bonus Plan for the relevant fiscal year, regardless of when paid.

(4) Fiscal 2002 amounts consist of a matching contribution of $20,000 under the Company's Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman and Hill and Ms. Flood, and of $13,800 with respect to Mr. Kent, and, in addition, (i) with respect to

    Mr. Rydin, payments totaling $165,000 paid during Fiscal 2002 in accordance with Mr. Rydin's employment as more fully set forth in "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" below, a matching contribution of $5,500 under the Company's 401(k) plan and $105,815 representing reimbursement to Mr. Rydin for relocation and transitional living expenses, (ii) with respect to Ms. Flood, a matching contribution of $3,000 under the Company's 401(k) plan, (iii) with respect to Mr. Kent, a matching contribution of $4,596 under the Company's 401(k) plan and $33,964 representing reimbursement to Mr. Kent for relocation and transitional living expenses and (iv) with respect to Mr. Hill, a matching contribution of $4,323 under the Company's 401(k) plan and $17,119 representing reimbursement to Mr. Hill for relocation and transitional living expenses. Fiscal 2001 amounts consist of a matching contribution of $20,000 under the Company's Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman and Hill and Ms. Flood, and of $8,800 with respect to Mr. Kent, and, in addition, (a) with respect to Mr. Rydin, a one-time sign-on bonus of $165,000, a portion of which must be repaid to the Company under certain circumstances as more fully set forth herein below, a matching contribution of $1,246 under the Company's 401(k) plan and $123,015 representing reimbursement to Mr. Rydin for relocation and transitional living expenses, (b) with respect to Mr. Kent, a one-time sign-on bonus of $23,790, a matching contribution of $211 under the Company's 401(k) plan and $64,339 representing reimbursement to Mr. Kent for relocation and transitional living expenses and (c) with respect to Mr. Hill, a matching contribution of $3,511 under the Company's 401(k) plan. Fiscal 2000 amounts consist of (x) with respect to Ms. Flood, a matching contribution of $2,000 under the Company's 401(k) plan and (y) with respect to Mr. Hill, $32,430 representing reimbursement to Mr. Hill for relocation and transitional living expenses.

(5) Mr. Rydin became an employee of the Company in April 2001 and therefore received compensation for only a portion of Fiscal 2001.

(6) On March 31, 2001, Mr. Rydin was awarded 35,000 shares of restricted Common Stock, which shares vested in installments over the period ending on October 2, 2002. The shares are now fully vested. During Fiscal 2002, Mr. Rydin surrendered to the Company 13,120 of these restricted shares in order to satisfy certain withholding tax obligations related to the vesting of the restricted shares. As of December 27, 2002, the last business day of Fiscal 2002, the remaining 21,880 shares covered by the restricted stock award had a total value of $345,485, based on the fair market value of the Company's Common Stock as determined by the closing sale price of the Company's Common Stock reported by the New York Stock Exchange on such date.

(7) Mr. Spellman's annual base salary was increased to $275,000 in February 2000. There was no salary adjustment in Fiscal 2001.

(8) Mr. Kent became an employee of the Company in May 2001 and therefore received compensation for only a portion of Fiscal 2001.

(9) Mr. Hill became an employee of the Company in September 2000 and therefore received compensation for only a portion of Fiscal 2000.

OPTION GRANTS

     Option Grants Table. The following table sets forth certain information concerning grants of stock options made by the Company to Named Executive Officers in Fiscal 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                ---------------------------------------------------
                                NUMBER OF     PERCENT OF
                                  SHARES     TOTAL OPTIONS
                                UNDERLYING    GRANTED TO     EXERCISE
                                 OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   GRANT DATE
NAME                            GRANTED(1)    FISCAL YEAR    SHARE(2)       DATE       VALUE(3)
----                            ----------   -------------   ---------   ----------   ----------
Craig W. Rydin................         0             0%           --            --           0
Robert R. Spellman............    18,000          7.61%       $21.30     7/26/2012     162,271
Gail M. Flood.................    15,000          6.34%       $21.30     7/26/2012     135,226
Harlan M. Kent................    25,000         10.57%       $21.30     7/26/2012     225,376
Paul J. Hill..................    18,000          7.61%       $21.30     7/26/2012     162,271

---------------

(1) Each of the above option grants vests ratably over a four year period commencing on the date of the grant.

(2) In each of the above instances, the exercise price per share of the options granted is equal to the fair market value of the Company's Common Stock on the grant date, as determined by the closing sale price of the Company's Common Stock reported by the New York Stock Exchange on the grant date.

(3) The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a five year expected life of option; a dividend yield of 0.0%; expected volatility of 44%; and a risk free interest rate of 2.79%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option.

     Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information concerning the exercise of stock options during the last fiscal year by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 28, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF SHARES OF
                                                            COMMON STOCK          VALUE OF UNEXERCISED IN-
                                                       UNDERLYING UNEXERCISED       THE-MONEY OPTIONS AT
                        SHARES ACQUIRED    VALUE     OPTIONS AT FISCAL YEAR END      FISCAL YEAR END(1)
NAME                      ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                    ---------------   --------   --------------------------   -------------------------
Craig W. Rydin........         0             $0        125,000/375,000               $327,500/982,500
Robert R. Spellman....         0              0              0/ 18,000                      0/0
Gail M. Flood.........         0              0              0/ 15,000                      0/0
Harlan M. Kent........         0              0         17,500/ 77,500                      0/0
Paul J. Hill..........         0              0         33,750/ 59,250                117,300/117,300

---------------

(1) Based on the fair market value of the Company's Common Stock as of December 27, 2002, the last business day of Fiscal 2002, as determined by the closing sale price of the Company's Common Stock reported by the New York Stock Exchange on such date, less the applicable option exercise price.

EQUITY COMPENSATION PLANS

     The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 28, 2002:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                          (c)
                                                                                 NUMBER OF SECURITIES
                                     (a)                     (b)                REMAINING AVAILABLE FOR
                           NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER EQUITY
                           BE ISSUED UPON EXERCISE    EXERCISE PRICE OF           COMPENSATION PLANS
                           OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                WARRANTS AND RIGHTS     WARRANTS AND RIGHTS           IN COLUMN (a))(1)
-------------              -----------------------   --------------------   -------------------------------
Equity compensation plans
  approved by security
  holders................         1,501,349                 $13.89                     1,392,876
Equity compensation plans
  not approved by
  security holders(2)....               N/A                    N/A                           N/A
     Total...............         1,501,349                 $13.89                     1,392,876

---------------

(1) In addition to being available for future issuance upon exercise of options that may be granted after December 28, 2002, the referenced 1,392,876 shares may also be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards under the Yankee Candle 1999 Stock Option and Award Plan.

(2) The Company has no equity compensation plans that have not been approved by security holders.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On August 31, 2000, the Company entered into an employment agreement with Mr. Hill, which has the following principal terms. Mr. Hill will receive an annual base salary of $200,000, will participate in the Company's executive bonus plan (with a guaranteed bonus of $55,000 for 2000 and a target bonus of 30% of his annual base salary beginning in 2001), and will participate in other benefit programs of the Company available to executives. Mr. Hill also was reimbursed for relocation and transitional living expenses. The Company granted Mr. Hill an option for 60,000 shares of Common Stock, which vests ratably over a four-year period.

     On March 31, 2001, the Company entered into an employment agreement with Mr. Rydin, which has the following principal terms. Mr. Rydin will receive an annual base salary of $360,000, will participate in the Company's executive bonus plan (with a guaranteed bonus for 2001 based upon 70% of his base salary pro-rated for the portion of the year he was employed), and will participate in other benefit programs of the Company available to executives. Mr. Rydin also received a one-time sign-on bonus of $165,000, a portion of which must be repaid to the Company if he resigns or is terminated for cause (as defined in his agreement) prior to April 23, 2003 (the second anniversary of the start of his employment); is entitled to receive additional payments totaling $165,000, payable in installments of $75,000 on March 2, 2002, $15,000 on August 3, 2002 and $75,000 on October 2, 2002, contingent on his continued employment with the Company on those dates; and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Rydin 35,000 shares of restricted Common Stock, which vest in installments over the period ending October 2, 2002, with unvested shares being forfeited to the Company if his employment terminates during this period; and granted Mr. Rydin an option for 500,000 shares of Common Stock, which vests ratably over a four-year period. If the Company terminates Mr. Rydin's employment prior to April 23, 2003 other than for cause, the Company will continue to pay to Mr. Rydin his base salary for a two-year period following employment termination, subject to Mr. Rydin's execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination. If, within 24 months following a change in control of the Company (as defined in his agreement), the Company terminates Mr. Rydin's employment other than for a cause or Mr. Rydin resigns for good reason (as defined in his agreement), the Company will continue to pay to Mr. Rydin his base salary plus the average of his two most recent annual bonuses for a two-year period following employment termination, subject to Mr. Rydin's execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination.

     On May 2, 2001, the Company entered into an employment agreement with Mr. Kent, which has the following principal terms. Mr. Kent will receive an annual base salary of $220,000, will participate in the Company's executive bonus plan (with a target bonus of 40% of his annual base salary pro-rated for the portion of the year he was employed), and will participate in other benefit programs of the Company available to executives. Mr. Kent also received a one-time sign-on bonus of $15,000 and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Kent an option for 70,000 shares of Common Stock, which vests ratably over a four-year period. If the Company terminates Mr. Kent's employment other than for cause (as defined in his agreement), the Company will pay to Mr. Kent a one-time severance payment in the amount of his annual base salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company reimburses Forstmann Little & Co. ("FLC") for certain direct business expenses incurred on the Company's behalf by FLC in its capacity as manager for (i) Forstmann Little & Co. Equity Partnership-V, L.P. and (ii) Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P. In 2002, the Company paid FLC a total of $95,290.00 in reimbursement for such expenses ($57,510.00 of which related to the reimbursement of expenses incurred in 2001 and invoiced and paid in 2002).

     One of the Company's wholesale accounts is Premier Products Distribution, LLC ("Premier Products"). One of the principals of Premier Products is the son of Robert R. Spellman. All sales by the Company of product to Premier Products are made in the ordinary course of business and on the same terms and conditions as those applicable generally to other wholesale customers of the Company. Premier Products purchased $128,000 in product from the Company in Fiscal 2002. The Company has over 14,000 wholesale locations in North America and its business with Premier Products is not material.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee was established in 1999 in connection with the Company's transition from a privately-held company to a company with publicly traded Common Stock. At all times during Fiscal 2002 the Committee was composed of three (3) non-employee directors: Theodore J. Forstmann, Sandra J. Horbach and Jamie C. Nicholls.

     The Committee is responsible for developing, implementing and administering the Company's compensation policies. These responsibilities include, among other things, determination of the cash compensation paid to the Company's executive officers, the establishment and administration of the Company's bonus programs and the granting of stock options or awards pursuant to the Company's equity compensation plans. All decisions of the Committee relating to the compensation of executive officers are reviewed by the Board of Directors.

     The objectives of the Company's compensation policies, and the goals of the Board of Directors and the Committee in administering the same, are (i) to provide a level of compensation that will allow the Company to attract, motivate, retain and reward talented executives who have the ability to contribute to the success of the Company, (ii) to link executive compensation to the success of the Company through the use of bonus payments based in whole or in part upon the Company's performance (or that of a particular business unit),
(iii) to align the interests of the executives with those of the Company's stockholders through equity participation, including the use of stock awards or option grants, thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of the Company's stockholders, and (iv) to motivate and reward high levels of performance or achievement.

     Base Salary. Determinations as to appropriate base salaries are largely subjective, and do not depend upon the application of a particular formula or the use of designated benchmarks. In establishing base salaries for the Company's executive officers in 2002, the Committee considered numerous factors, including its subjective assessment of the executive's performance, the nature of the executive's responsibilities, the executive's contributions and importance to the Company, the executive's historical compensation and the nature and extent of the executive's other forms of compensation. The Company anticipates that future determinations of base salary made by the Committee will be based upon similar factors. To the extent it deems it appropriate, the Committee may also consider the salaries of executives at other companies whose business and/or financial situation is similar to that of the Company, together with competitive conditions and the general economic conditions within the area and within the industry.

     Bonuses. The Company has adopted a Management Bonus Plan (the "Bonus Plan") to reward certain members of management and other key individuals for their contributions to the Company's success and for the attainment of personal and/or team goals. Under the terms of the Bonus Plan, each participant is eligible to receive a target bonus amount equal to a specified percentage of the participant's base salary. Payment of bonus awards under the Bonus Plan is conditioned upon the achievement by the Company of pre-approved annual operating and financial objectives, and/or the attainment by the participant of certain pre-approved individual or team objectives. The Bonus Plan also provides, under certain circumstances, for the payment of increased or reduced awards (i.e., above or below the established target amount) in the event the applicable objectives are surpassed or substantially (at least 90%) attained, respectively. The Company believes that bonus awards tied to the achievement of pre-approved Company and/or individual objectives provide its executives and management personnel with additional incentive for superior performance and also align the interests of such personnel with those of the Company's stockholders. The provisions of the Bonus Plan, including the establishment of the applicable annual performance objectives, are reviewed and approved by the Committee each year. The Company exceeded its pre-approved operating and financial goals established for Fiscal 2002 under the Bonus Plan and it was therefore possible for some qualifying participants, depending upon the attainment of applicable business unit goals and the participant's individual goals and objectives, to receive bonus payments under the Bonus Plan at a level above the qualifying participant's applicable bonus target.

     Stock Options and Awards. The Company believes that stock options and awards provide an incentive for its executives to maximize stockholder value and, because the option grants typically vest over a period of several years, serve as an important means of retaining key personnel. In addition, stock option grants only serve to compensate the recipients to the extent that the Company's stockholders also benefit. Pursuant to the Company's Stock Option and Award Plan adopted by the Board of Directors in 1999, the Committee has the authority to grant stock options and awards as part of the compensation of key executives and management personnel and to determine the terms and conditions of such grants, including without limitation the vesting period and the exercise price of any option grants. The decision to grant stock options and awards is made subjectively by the Committee based largely upon many of the same factors considered in determining base salary. The Committee also considers factors such as the number of outstanding shares of the Company's Common Stock, the number of shares reserved for issuance under the Company's option plan, recommendations of the Company's executive officers with respect to non-executive officer associates and the Company's hiring and retention needs. Each of the Company's Named Executive Officers has received stock awards and/or option grants, or otherwise holds a significant equity interest in the Company. In 2002, as detailed elsewhere herein, option grants were made to the Named Executive Officers, with the exception of Mr. Rydin, and were also made to certain other key personnel. The Compensation Committee approved all such option grants. The Company anticipates that stock awards or option grants may be issued to Named Executive Officers and other key personnel in the future as part of its executive compensation program.

     Chairman and Chief Executive Officer Compensation. Craig W. Rydin is the Chairman and Chief Executive Officer of the Company. Mr. Rydin receives an annual base salary subject to the approval of the Compensation Committee. Mr. Rydin's base salary in 2002 was $386,923. Pursuant to the employment letter agreement between the Company and Mr. Rydin and more fully described elsewhere herein, Mr. Rydin's bonus target for purposes of the Bonus Plan was established at 70% of his base salary paid during the applicable fiscal year. As noted above, the Company exceeded its pre-approved operating and financial goals established for Fiscal 2002 under the Bonus Plan and certain qualifying participants were therefore eligible to receive bonus payments under the Bonus Plan at a level above the qualifying participant's applicable bonus target. Mr. Rydin's eligibility to receive a bonus payment under the Bonus Plan is contingent upon the Company's attainment of pre-approved objectives relating to net income and earnings per share. As the Company exceeded its pre-approved net income and earnings per share objectives for Fiscal 2002, Mr. Rydin was eligible to receive a bonus payment at a level above his bonus target amount. Mr. Rydin's bonus with respect to Fiscal 2002 was $377,250. Mr. Rydin was also entitled to certain additional payments and to the reimbursement of certain expenses, all as more fully set forth in the employment letter agreement detailed above. The Committee believes that Mr. Rydin's compensation is consistent with or below the range of compensation levels received by chief executive officers of similar experience and qualifications in companies of comparable size and stage of development.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company's primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company's long term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the Company also intends to attempt to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Company. In general, stock options granted under the Company's Stock Option and Award Plan are intended to qualify under and comply with the "performance based compensation" exemption provided under Section 162(m), thus excluding from the
Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company's compensation programs.

                                         COMPENSATION COMMITTEE OF THE BOARD OF
                                         DIRECTORS

                                         Sandra J. Horbach (Chair)
                                         Theodore J. Forstmann
                                         Jamie C. Nicholls

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is currently comprised of four directors, but during Fiscal 2002 was comprised of the three directors named below. Each of these directors is an independent director as defined by the applicable rules of the New York Stock Exchange.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting and financial personnel and the independent auditors, among other things, the following:

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting and financial personnel.

     The Audit Committee reviewed the Company's audited financial statements for Fiscal 2002 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by applicable rules and regulations with Deloitte & Touche LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to below under "Ratification of Selection of Independent Auditors" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission.

                                         AUDIT COMMITTEE OF THE BOARD OF
                                         DIRECTORS

                                         Dale F. Frey (Chair)
                                         Ronald L. Sargent
                                         Emily Woods

COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock between July 1, 1999 (the date the Company's Common Stock began trading on the New York Stock Exchange) and December 28, 2002 with the cumulative total return of (i) Standard & Poor's 500 Composite Index and (ii) the Russell 2000 Index. The graph assumes the investment of $100.00 on July 1, 1999 in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index, and assumes dividends are reinvested.

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
           AMONG THE YANKEE CANDLE COMPANY, INC., THE S & P 500 INDEX
                           AND THE RUSSELL 2000 INDEX

[COMPARISON GRAPH]

------------------------------------------------------------------------------------------------------
                                                                 CUMULATIVE TOTAL RETURN
                                                   ---------------------------------------------------
                                                   7/1/99      12/99      12/00      12/01      12/02
------------------------------------------------------------------------------------------------------
 THE YANKEE CANDLE COMPANY, INC                    100.00      90.63      61.46     125.89      88.89
------------------------------------------------------------------------------------------------------
 S & P 500                                         100.00     107.71      97.90      86.26      67.20
------------------------------------------------------------------------------------------------------
 RUSSELL 2000                                      100.00     110.96     107.60     110.28      87.69
------------------------------------------------------------------------------------------------------

* $100 INVESTED ON 7/1/99 IN STOCK OR ON 6/3/99 IN INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent accountants since May 1998. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company's independent accountants for Fiscal 2003. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the matter.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS SELECTION.

AUDIT AND NON-AUDIT FEES

     The aggregate amount of fees billed to the Company by Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, for professional services rendered with respect to Fiscal 2002 and Fiscal 2001 was as follows:

                       FEES FOR PROFESSIONAL SERVICES(1)

TYPE OF FEES                                                2002       2001
------------                                              --------   --------
Audit Fees(2)...........................................  $460,900   $387,500
Audit-Related Fees(3)...................................         0          0
Tax Fees (4)............................................    32,807     88,131
All Other Fees(5).......................................         0    485,900
                                                          --------   --------
     TOTAL..............................................  $493,707   $961,531

---------------

(1) The information in this table is provided in accordance with new SEC definitions and rules which the Company elected to adopt with respect to this year's Proxy Statement.

(2) In accordance with the applicable SEC definitions and rules, "Audit Fees" are fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's financial statements for the applicable fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the applicable fiscal year, or any services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the applicable fiscal year. In 2002, the referenced Audit Fees included fees for professional services provided in connection with a secondary public offering by certain selling shareholders of shares of the Company's Common Stock and the filing of a Registration Statement on Form S-3, as amended, relating thereto. In 2001, the referenced Audit Fees included fees for research and consultation services relating to certain restructuring activities.

(3) In accordance with the applicable SEC definitions and rules, "Audit-Related Fees" are fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements, and which are not reported as Audit Fees.

(4) In accordance with the applicable SEC definitions and rules, "Tax Fees" are fees billed by Deloitte & Touche LLP for professional services rendered for tax compliance, tax advice and tax planning. In both Fiscal 2002 and Fiscal 2001, the referenced Tax Fees represented fees for services related to the preparation, review and filing of the Company's federal and state income tax returns and certain tax research and advice.

(5) In accordance with the applicable SEC definitions and rules, "All Other Fees" are fees billed by Deloitte & Touche LLP for products and services other than those reported as either Audit Fees, Audit-Related Fees or Tax Fees. In 2001 these fees represented services provided in connection with
    (i) research and consultation regarding the Company's transitioning of chief executive officers and (ii) professional services rendered to the Company in Fiscal 2001 in connection with financial information systems design and implementation, which services related primarily to the design and implementation of inventory management systems and process improvements.

     The Audit Committee has adopted policies and procedures requiring the pre-approval by the Committee of any permitted non-audit services to be provided by the Company's independent auditor. In Fiscal 2002, the Committee pre-approved the use of Deloitte & Touche for certain tax services, subject to an annual dollar limitation on the amount of such services, and ratified the prior use of Deloitte & Touche for those tax services already performed during Fiscal 2002 prior to the adoption of the pre-approval policies and procedures.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC proxy rules, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of its outstanding Common Stock to file with the SEC initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such beneficial ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, the filing requirements of Section 16(a) were satisfied on a timely basis with respect to the Company's most recent fiscal year.

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 27, 2003 in order to be considered for inclusion in the Company's proxy materials for the meeting.

     The Company's by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act).

     Stockholder nominations for election to the Company's Board of Directors must be received by the Company's Clerk not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year's annual meeting, such nomination must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder nominations with respect to this Annual Meeting were received by the Company's Clerk within the foregoing timeframes.

     For all other matters, the stockholder notice must be received at the Company's principal executive offices not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year's annual meeting, such stockholder's notice must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder notices with respect to this Annual Meeting were received by the Company's Clerk within the foregoing timeframes.

     The Company's by-laws also specify requirements relating to the content of such notices which stockholders must provide to the Clerk of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF ANNUAL MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call us at (413) 665-8306, or write us at the following address: The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, MA 01373. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

                                         By Order of the Board of Directors

                                         ROBERT R. SPELLMAN
                                         Clerk

South Deerfield, Massachusetts
April 25, 2003

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     YANCM-PS-03

                                  DETACH HERE                             ZYANC2

                                     PROXY

                        THE YANKEE CANDLE COMPANY, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2003

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Robert R. Spellman and James A. Perley, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of The Yankee Candle Company, Inc. (the "Company") to be held on Wednesday, June 11, 2003 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or adjourned session the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

---------------                                                 ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
      SIDE                                                            SIDE
---------------                                                 ---------------

THE YANKEE CANDLE COMPANY, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


























            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

1. To elect the following individuals as Class I Directors:
   NOMINEES: (01) Theodore J. Forstmann, (02) Jamie C. Nicholls and
             (03) Robert R. Spellman

                  FOR    / /            / /  WITHHELD
                  ALL                        FROM ALL
               NOMINEES                      NOMINEES

          / /______________________________________________
             For all nominee(s) except as written above


                                                        FOR   AGAINST   ABSTAIN
2. To ratify the selection of Deloitte & Touche LLP     / /     / /       / /
   as the Company's independent auditors for the current fiscal year.

   In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /


Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.


Signature: _______________ Date: _______Signature: _______________ Date: _______